UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2011

KIRIN INTERNATIONAL HOLDING, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-166343	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1506
South Building of China Overseas Plaza
No. 8 Guanghua Dongli Road
Chaoyang District, Beijing, 100020
People’s Republic of China
(Address of principal executive offices) (Zip Code)

+86 10 6577 2050
(Registrant’s telephone number, including area code)

CIGLARETTE, INC.
(Former name or former address, if changed since last report)

––––––––––––––––
Copies to:
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attention: Gregg E. Jaclin, Esq.
(732) 409-1212
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 10, 2011, Kirin International Holding, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to change its name from “Ciglarette, Inc.” to “Kirin International Holding.” The Amendment was effective as of 12:00 p.m. on March 10, 2011. A copy of the Amendment is attached hereto as Exhibit 3.1.  On March 14, 2011, the Company filed a Certificate of Correction (the “Correction”) to correct the Articles of Incorporation, as amended by the Amendment, to reflect that the Company’s name is “Kirin International Holding, Inc.”  The Correction was effective as of 2:35 p.m. on March 14, 2011.  A copy of the Correction is attached hereto as Exhibit 3.2.

In connection with the name change, the Company has applied for a new trading symbol for the Company’s common stock, which is quoted on the OTC Bulletin Board.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Reference is made to the disclosure set forth under Items 5.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Acting by majority written consent in lieu of a special meeting executed on March 10, 2011, the holders of 14,455,297 shares of the Company’s common stock, which represented approximately 72% of the then-outstanding shares of the Company’s common stock, approved the change in the Company’s name.

 ITEM 9.01        FINANCIAL STATEMENT AND EXHIBITS

(d)  Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation
3.2	Certificate of Correction

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CIGLARETTE, INC.

Date: March 16, 2011	By:	/s/ Longlin Hu
Longlin Hu President and Chief Executive Officer